UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 28, 2017

AMERI Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26460	95-4484725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Canal Pointe Boulevard, Suite 108, Princeton, New Jersey		08540
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (732) 243-9250

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On August 28, 2017, Ameri Holdings, Inc. (the “Company”) entered into a Consent, Waiver and Amendment No. 7 to Loan and Security Agreement (the “Amendment”) by and among the Company, certain of its subsidiaries as borrowers and guarantors thereunder, the Company’s Chief Executive Officer, Giri Devanur, serving as a validity guarantor, and Sterling National Bank, N.A. (as lender and as agent, “Sterling”), effective as of August 22, 2017. The Amendment amends the terms of the Company’s Loan and Security Agreement (the “Loan Agreement”), dated as of July 1, 2016, as amended, by and among the Company, the borrowers and guarantors thereto and Sterling (the “Agreement”). Among other things, the Amendment provides for the making by Sterling of an incremental term loan to the borrowers under the Loan Agreement in the principal amount of $343,200.58, which amount shall be an addition to and comprise a part of the existing term loan under the Loan Agreement.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Consent, Waiver and Amendment No. 7 to Loan and Security Agreement, dated as of August 22, 2017, by and among Ameri Holdings, Inc., certain subsidiaries of Ameri Holdings, Inc., Giri Devanur and Sterling National Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

August 28, 2017	AMERI HOLDINGS, INC.

	By:	/s/ Viraj Patel
		Name:	Viraj Patel
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Consent, Waiver and Amendment No. 7 to Loan and Security Agreement, dated as of August 22, 2017, by and among Ameri Holdings, Inc., certain subsidiaries of Ameri Holdings, Inc., Giri Devanur and Sterling National Bank.